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As filed with the Securities and Exchange Commission on September 17, 1998
                                                Registration No. 333-58471
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------


                         FIRSTFED AMERICA BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                        6035                     11-3333218
(State of Incorporation)   (Primary Standard Classification    (IRS Employer
                                    Code Number)             Identification No.)

                                ONE FIRSTFED PARK
                               SWANSEA MALL DRIVE
                          SWANSEA, MASSACHUSETTS 02777
                                 (508) 235-1500
     (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)


         FIRSTFED AMERICA BANCORP, INC. 1997 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)


                                               COPIES TO:
      ROBERT F. STOICO                         THOMAS P. HUTTON, ESQ.
      PRESIDENT AND CHIEF EXECUTIVE OFFICER    LAWRENCE M.F. SPACCASI, ESQ.
      ONE FIRSTFED PARK                        MULDOON, MURPHY & FAUCETTE
      SWANSEA MALL DRIVE                       5101 WISCONSIN AVENUE, N.W.
      SWANSEA, MASSACHUSETTS 02777             WASHINGTON, D.C.  20016
      (508) 235-1500                           (202) 362-0840
      (Name, Address and Telephone Number of Agent for Service)


      THIS AMENDED REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

Number of Pages: 4
Exhibit Index on Page 2

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PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a) List of Exhibits (filed herewith unless otherwise noted)

         3.1      Certificate of Incorporation of the Registrant.1
         3.2      Bylaws of the Registrant.1
         4        Amendment to the FIRSTFED AMERICA BANCORP, INC. 1997 Stock-
                  Based Incentive Plan dated July 21, 1998.2
         5        Opinion  of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.3
         23.1     Consent of Muldoon, Murphy & Faucette.3
         23.2     Consent of KPMG Peat Marwick LLP.3
         24       Powers of Attorney (contained on the signature pages).3
-----------------------

         1 Incorporated herein by reference from Exhibits 3.1 and 3.2, respectively, contained in the Registration Statement on Form S-1 (SEC No. 333-12855), as amended and declared effective by the Securities and Exchange Commission on November 12, 1996.
         2 Incorporated herein by reference from appendix A of the Company's proxy statement for the July 21, 1998 annual meeting of stockholders filed with SEC on June 15, 1998.
         3 Incorporated herein by reference from Exhibits 5, 23.1, 23.2 and 24, respectively, contained in the Registration Statement on Form S-8 (SEC No. 333-58471) which was filed with the SEC and became effective on July 2, 1998.



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                                   SIGNATURES

THE REGISTRANT.

    Pursuant to the requirements of the Securities Act of 1933, as amended, FIRSTFED AMERICA BANCORP, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Swansea, Commonwealth of Massachusetts, on September 17, 1998.

                                      FIRSTFED AMERICA BANCORP, INC.


                                      By: /s/ Robert F. Stoico
                                          --------------------------------------
                                          Robert F. Stoico
                                          President and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Stoico) constitutes and appoints Robert F. Stoico and Mr. Stoico hereby constitutes and appoints Edward A. Hjerpe, III, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                            Title                           Date
    ----                            -----                           ----

 /s/ Robert F. Stoico         President and Chief             September 17, 1998
--------------------------    Executive Officer
Robert F. Stoico              (principal executive officer)


/s/ Edward A. Hjerpe, III     Executive Vice President and    September 17, 1998
--------------------------    Chief Financial Officer
Edward A. Hjerpe, III         (principal financial and
                              accounting officer)



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 /s/ Gilbert C. Oliveira      Director                        September 17, 1998
---------------------------
Gilbert C. Oliveira



 /s/ Thomas A. Rodgers, Jr.   Director                        September 17, 1998
----------------------------
Thomas A. Rodgers, Jr.



 /s/ Richard W.  Cederberg    Director                        September 17, 1998
----------------------------
Richard W. Cederberg



 /s/ John S. Holden, Jr.      Director                        September 17, 1998
----------------------------
John S. Holden, Jr.



/s/ Paul A. Raymond, D.D.S.   Director                        September 17, 1998
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Paul A. Raymond, D.D.S.



 /s/ Anthony L. Sylvia        Director                        September 17, 1998
----------------------------
Anthony L. Sylvia






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